UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2011

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

135 US Highway 202/206 South, Suite 15, Bedminster, (Address of principal executive offices)	NJ 07921 (Zip Code)

Registrant’s telephone number, including area code (908) 707-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 28, 2011, Aegerion Pharmaceuticals, Inc. announced its financial results for the quarter ended March 31, 2011. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In connection with the Company’s initial public offering in October 2010, certain holders of the Company’s stock, options and warrants (the “Holders”) entered into lock-up agreements with the underwriters for the initial public offering (the “Lock-Up Agreements”). Under the Lock-Up Agreements, the Holders agreed, subject to specified exceptions, not to sell or transfer any common stock or securities convertible into, or exchangeable or exercisable for, common stock, during a period ending 180 days after the date of the final prospectus delivered in connection with the initial public offering, dated October 22, 2010. Subject to the terms of the Lock-Up Agreements, as a result of the announcement of the Company’s financial results for the quarter ended March 31, 2011, the 180 day restricted period has been extended for an additional period of 18 days, beginning on the issuance of the earnings release and will expire in accordance with its terms as of May 16, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.1         Press Release issued by the Registrant on April 28, 2011, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2011

AEGERION PHARMACEUTICALS, INC.

By:	/s/Marc D. Beer
Marc D. Beer
Chief Executive Officer